UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2004 (June 2, 2004)

New Century Equity Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28536 (Commission File Number)	74-2781950 (IRS Employer Identification No.)

10101 Reunion Place, Suite 970, San Antonio, Texas (Address of Principal Executive Offices)	78216 (Zip Code)

Registrant’s telephone number, including area code: (210) 302-0444

Item 2. Acquisition or Disposition of Assets

          On June 2, 2004, New Century Equity Holdings Corp. (the “Company”) completed the sale of all of its holdings in Princeton eCom Corporation (“Princeton”) to Mellon Ventures, L.P., Lazard Technology Partners II, LP and Conning Capital Partners VI, L.P. (the “Princeton Sale”). The aggregate purchase price for the Princeton Sale was $10 million.

Item 7. Financial Statements and Exhibits

          Any pro forma financial information required by this Item 7 will be filed by an amendment to this report on Form 8-K no later than 60 days after the date that this report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY EQUITY HOLDINGS CORP.

Date: June 10, 2004	By:	/s/ DAVID P. TUSA ————————————————
		Name: Title:	David P. Tusa Executive Vice President, Chief Financial Officer and Corporate Secretary